UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2005

NACCO INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-9172	34-1505819
(Commission File Number)	(IRS Employer Identification Number)

5875 Landerbrook Drive, Cleveland, OH	44124-4017
(Address of Principal Executive Offices)	(Zip Code)

(440) 449-9600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Election of Director
SIGNATURE

Item 5.02(d) Election of Director

     On February 9, 2005, the Board of Directors of NACCO Industries, Inc. (the “Company”) elected Eugene Wong as a director.

     There is no arrangement or understanding between Dr. Wong and any other person pursuant to which he was selected as a director.

     The committees of the Board of Directors to which Dr. Wong will be appointed have not yet been determined.

     There are and have been no transactions, either since the beginning of the Company’s last fiscal year or currently proposed, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000, and in which Dr. Wong had or will have a direct or indirect material interest.

     Dr. Wong is an Emeritus Professor of the University of California at Berkley. From May 2002 to August 2003, Dr. Wong was the President and CEO of Versata, Inc., Oakland, CA (a publicly traded software company serving the “distributed enterprise applications” market). From 1998 to 2002, Dr. Wong served as the Assistant Director of the National Science Foundation with responsibility for NSF’s engineering programs. He is currently a member of the Board of Directors of Versata, Inc., a member of the Advisory Board of Technology-to-Business (incubator unit of Siemens) and a member of the Science and Technology Advisory Group for the Office of the Prime Minister of Taiwan.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACCO INDUSTRIES, INC.
	By:	/s/ Charles A. Bittenbender
		Name:	Charles A. Bittenbender
Date: February 9, 2005		Title:	Vice President, General Counsel and Secretary